Exhibit 10.2

EXECUTION VERSION

RECEIVABLES SALE AGREEMENT

dated as of January 15, 2020,

AMONG

THE ORIGINATORS

NAMED HEREIN

AND

PDC FUNDING COMPANY IV, LLC

as Buyer

RECEIVABLES SALE AGREEMENT

-i-

Exhibits

Exhibit I	Definitions

Exhibit II	Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names

Exhibit III	Form of Subordinated Note

-ii-

RECEIVABLES SALE AGREEMENT

THIS RECEIVABLES SALE AGREEMENT, dated as January 15, 2020, is by and among Patterson Veterinary Supply, Inc., a Minnesota corporation (“PVSI”) as an originator (an “Originator” and together with each other originator from time to time party hereto, each an “Originator”) and PDC FUNDING COMPANY IV, LLC, a Minnesota limited liability company (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Purchase Agreement (as defined below)).

PRELIMINARY STATEMENTS

Each Originator now owns, and from time to time hereafter will own, Receivables. Each Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from such Originator, all of such Originator’s right, title and interest in and to its Receivables, together with the Related Security and Collections with respect thereto.

Each Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from such Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and neither of the Originators nor Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to any Originator.

Following each purchase of Receivables from the Originators, Buyer will sell Receivables and the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of January 15, 2020 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among Buyer, as seller, the Servicer (as defined therein), the conduits from time to time party thereto as “Conduits”, the financial institutions from time to time party thereto as “Financial Institutions”, the purchaser agents from time to time party thereto as “Purchaser Agents” and MUFG Bank, Ltd., as agent for the Conduits and Financial Institutions or any successor agent appointed pursuant to the terms of the Purchase Agreement (in such capacity, together with any successors or assigns, the “Agent”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASE

Section 1.1 Purchases of Receivables.

(a) Agreement to Sell and Purchase.

(i) Upon the terms and subject to the conditions set forth herein, each Originator agrees to sell, assign, transfer, convey and contribute, as applicable, to Buyer, without recourse (except to the extent expressly provided herein), and Buyer hereby agrees to purchase and accept from such Originator, from time to time on and after the Closing Date but before the Purchase Termination Date, all of such Originator’s right, title and interest in, to and under the Receivables and all Related Security and Collections with respect thereto, in each case, whether now existing or hereafter arising or originating.

RECEIVABLES SALE AGREEMENT

(ii) Closing Date Purchases. Effective on the Closing Date, each Originator hereby sells, assigns, transfers, conveys and contributes, if applicable, to Buyer, and Buyer hereby purchased and accepts from such Originator, all of such Originator’s right, title and interest in, to and under (i) each Receivable that existed and was owing to such Originator at the Cut-Off Date, (ii) each Receivable generated by such Originator after the Cut-Off Date, to and including the Closing Date, and (iii) all Related Security and Collections with respect thereto.

(iii) Subsequent Purchases. After the Closing Date, until the Purchase Termination Date, each Receivable and all Related Security and Collections with respect thereto generated by each Originator shall be, and shall be deemed to have been, sold, assigned, transferred, conveyed and contributed, if applicable, by such Originator to the Buyer immediately (and without further action by any Person) upon the creation of such Receivable.

(iv) Purchase Price. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 1.2.

(b) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.3, each sale of Receivables hereunder is made without recourse to any Originator; provided, however, that (i) each Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of any Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of any Originator. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer’s assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer’s assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer’s assignee) may reasonably request.

RECEIVABLES SALE AGREEMENT

Section 1.2 Payment for the Purchase.

(a) The Purchase Price for any Purchase of Receivables hereunder shall be payable in full by Buyer to the Originator of such Receivables in accordance with Section 1.2(b), and shall be paid to such Originator in the following manner:

(i) by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement or other cash on hand;

(ii) solely in the case of PVSI, to the extent elected by PVSI in its sole discretion, by Buyer accepting a contribution of such Receivable to Buyer’s capital in an amount equal to such portion of such Purchase Price as elected by PVSI; and

(iii) the balance, by delivery of the proceeds of a subordinated revolving loan from such Originator to Buyer (a “Subordinated Loan”) in an amount not to exceed the lesser of (A) the remaining unpaid portion of such Purchase Price and (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount.

Subject to the limitations set forth in Section 1.2(a)(iii), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Purchase Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Notes and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

(b) The Purchase Price for each Receivable purchased hereunder shall be due and payable in full by Buyer to the Originator of such Receivable on the Purchase Date for such Receivable. In addition, increases or decreases in the amount owing under the Subordinated Notes made pursuant to Section 1.2(a) shall be deemed to have occurred and shall be effective as of the related Purchase Date.

(c) In addition to contributions of Receivables by PVSI to Buyer hereunder, PVSI may also, at its option in its sole discretion, contribute cash to Buyer in return for an increase in the value of the equity interest in Buyer held by PVSI. PVSI shall evidence PVSI’s election to treat all or any portion of the Receivables as a capital contribution by recording it as such on the books and records of Buyer as maintained by PVSI, and no further notice or acceptance of any such contribution shall be necessary. PVSI and Buyer shall each record on its respective books and records any capital contribution made by PVSI to Buyer promptly following its occurrence.

Section 1.3 Purchase Price Credit Adjustments. If on any day:

(a) the Outstanding Balance of a Receivable is:

(i) either (x) reduced as a result of any defective or rejected or returned goods or services, any discount or any adjustment or otherwise by the Originator of such Receivable (other than cash Collections on account of the Receivables) or (y) reduced as a result of converting such Receivable to an Excluded Receivable, or

RECEIVABLES SALE AGREEMENT

(ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

(b) any of the representations and warranties set forth in Article II are not true when made or deemed made with respect to any Receivable,

then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder to the Originator of such Receivable equal to (i) in the case of clause (a) above, the amount of such reduction or cancellation and (ii) in the case of clause (b) above, the Outstanding Balance of such Receivable. If such Purchase Price Credit exceeds the Purchase Price on any day, then such Originator shall pay the remaining amount of such Purchase Price Credit in cash immediately; provided that if the Purchase Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under such Originator’s Subordinated Note; provided, further, that at any time when any Amortization Event has occurred and is continuing, such Originator shall pay the entire amount of such Purchase Price Credit in cash by deposit of immediately available funds into a Collection Account.

Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator as designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

Section 1.5 Transfer of Records.

(a) In connection with each Purchase of Receivables hereunder, each Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator’s right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, each Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for its Receivables, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Originator hereby agrees that upon the request of Buyer (or Buyer’s assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.

RECEIVABLES SALE AGREEMENT

(b) Each Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

Section 1.6 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale by any Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that the sale of Receivables hereunder shall constitute a true sale thereof, each Originator hereby grants to Buyer a duly perfected security interest in all of such Originator’s right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to such Originator’s Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Receivables together with all other obligations of such Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of Originator. Each Originator hereby represents and warrants to Buyer on the date hereof and on the date of each Purchase that:

(a) Corporate Existence and Power. Such Originator is a corporation, duly organized and validly existing and in good standing under the laws of its state of incorporation. Each such Originator is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified or to have and hold such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and such Originator’s use of the proceeds of each Purchase from such Originator made hereunder, are within its corporate powers and authority, and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

RECEIVABLES SALE AGREEMENT

(c) No Conflict. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws (or equivalent organizational documents) or any shareholder agreements, voting trusts or similar arrangements applicable to any of its authorized shares, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder). No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Originator’s knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body.

(f) Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Accuracy of Information. All information heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

(h) Use of Proceeds. No proceeds of any Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

RECEIVABLES SALE AGREEMENT

(i) Good Title. Immediately prior to each Purchase hereunder, such Originator (i) is the legal and beneficial owner of the Receivables to be sold by such Originator hereunder, and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Originator’s ownership interest in each Receivable, its Collections and the Related Security.

(j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator) (i) legal and equitable title to, with the right to sell and encumber, each Receivable existing or hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator’s right, title and interest in the Related Security associated with each Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Receivables, the Related Security and the Collections.

(k) Jurisdiction of Organization; Places of Business; etc. Exhibit II correctly sets forth such Originator’s legal name, jurisdiction of organization, Federal Employer’s Identification Number and State Organizational Identification Number. Such Originator’s principal places of business anal chief executive office and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Agent and Buyer have been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.1(g) or Section 7.3(a) has been taken and completed. Such Originator has not, within the period of one year prior to the date hereof, (i) changed the location of its principal place of business or chief executive office or, except as set forth on Exhibit II, its organizational structure, (ii) changed its legal name, (iii) except as set forth on Exhibit II, become a “new debtor” (within the meaning of Section 9-102(a)(56) of the UCC in effect in the State of Minnesota) or (iv) changed its jurisdiction of organization. Such Originator is a “registered organization” (within the meaning of Section 9-102 of the UCC as in effect in the State of Minnesota).

(l) Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV to the Purchase Agreement or have been provided to Buyer (and its assigns) in a written notice that complies with Section 4.2(b). Such Originator has not granted any Person, other than Buyer (and its assigns) dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account, or the right to take dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all

RECEIVABLES SALE AGREEMENT

applicable jurisdictions) of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. Such Originator has taken all steps necessary to ensure that Buyer (or its assigns) has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over all Collection Accounts. No funds other than the proceeds of Receivables are deposited to the Collection Accounts; provided, however, that to the extent that the proceeds of any Excluded Receivables are deposited to any Collection Account, such proceeds have been removed from such Collection Account within two (2) Business Days after deposit therein.

(m) Material Adverse Effect. Since April 27, 2019, no event has occurred that would have a Material Adverse Effect.

(n) Names. In the past five (5) years, such Originator has not used any corporate or other names, trade names or assumed names other than as listed on Exhibit II.

(o) Ownership of Buyer. PVSI owns 100% of the issued and outstanding membership units of Buyer, free and clear of any Adverse Claim. Such membership units are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

(p) Not an Investment Company. Such Originator is not and, after giving effect to the transactions contemplated hereby, will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q) Compliance with Law. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with any Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

(r) Compliance with Credit and Collection Policies. Such Originator has complied in all material respects with such Originator’s Credit and Collection Policy with regard to each Receivable and any related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vi) and receive Buyer’s and the Agent’s consent to the extent referenced therein.

(s) Payments to Originator. With respect to each Receivable transferred to Buyer by such Originator hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Federal Bankruptcy Code.

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(t) Enforceability of Contracts. Each Contract with respect to each Receivable sold by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u) Eligible Receivables. Each Receivable sold by such Originator hereunder and included at any time in the Net Portfolio Balance as an Eligible Receivable was, on its Purchase Date, an Eligible Receivable.

(v) Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement does not jeopardize the characterization of the transactions contemplated herein as being true sales.

(w) Solvency. Such Originator is and, upon the making of each Purchase under this Agreement, will be, Solvent.

(x) Policies and Procedures. Policies and procedures have been implemented and maintained by or on behalf of such Originator that are designed to achieve compliance by such Originator and its respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, and such Originator and its respective Subsidiaries, Affiliates, officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

(y) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. (i) None of such Originator or any of its respective Subsidiaries, Affiliates, directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby is a Sanctioned Person, (ii) neither such Originator nor any of its respective Subsidiaries is organized or resident in a Sanctioned Country, and (iii) such Originator has not violated, been found in violation of or is under investigation by any governmental authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws or of any Sanctions. No proceeds received by any Originator or any of its respective Subsidiaries or Affiliates in connection with any Purchase will be used in any manner that will violate Anti- Corruption Laws, Anti-Terrorism Laws or Sanctions.

ARTICLE III

CONDITIONS OF PURCHASE

Section 3.1 Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that all of the conditions precedent to the initial Incremental Purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

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Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Notes and/or by offset of amounts owed to Buyer), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer’s obligation to pay for such Receivable were in fact satisfied. The failure of any Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related Purchase and direct such Originator to pay to Buyer an amount equal to the Purchase Price that shall have been paid with respect to any Receivables related thereto.

ARTICLE IV

COVENANTS

Section 4.1 Affirmative Covenants of the Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:

(a) Financial Reporting. Such Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (and its assigns):

(i) Annual Reporting. Within 90 days after the close of each of its fiscal years, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for PDCo and its consolidated Subsidiaries for such fiscal year certified in a manner acceptable to Buyer (or its assigns) by independent public accountants acceptable to Buyer (or its assigns). Delivery within the time period specified above of PDCo’s annual report on Form 10-K for such fiscal year (together with PDCo’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934, as amended) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, shall be deemed to satisfy the requirements of this Section 4.1(a)(i), provided, that the report of the independent public accountants contained therein is acceptable to the Agent.

(ii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V to the Purchase Agreement signed by such Originator’s Authorized Officer and dated the date of such annual financial statement.

(iii) Shareholder Statements and Reports. Promptly upon the furnishing thereof to the shareholders of PDCo or such Originator, copies of all financial statements, reports and proxy statements so furnished.

(iv) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which PDCo or such Originator or any of their respective Subsidiaries files with the Securities and Exchange Commission.

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(v) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent, any Purchaser Agent (so long as the Agent is copied on such communication) or any Purchaser (so long as each other Purchaser is copied on such communication), copies of the same.

(vi) Change in Credit and Collection Policies. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to such Originator’s Credit and Collection Policy, a copy of such Originator’s Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables of such Originator or decrease the credit quality of any newly created Receivables of such Originator, requesting Buyer’s and the Agent’s consent thereto.

(vii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

(b) Notices. Such Originator will notify the Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Purchase Termination Events or Potential Purchase Termination Events. The occurrence of each Purchase Termination Event and each Potential Purchase Termination Event, by a statement of an Authorized Officer of such Originator.

(ii) Judgment and Proceedings. (1) The entry of any judgment or decree against such Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding exceeds $10,000,000, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against such Originator that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv) Defaults Under Other Agreements. The occurrence of a material default or an event of default under any other financing arrangement pursuant to which such Originator is a debtor or an obligor which has a principal amount of $5,000,000 or more in the aggregate.

(c) Compliance with Laws and Preservation of Corporate Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its corporate existence, rights, franchises and privileges in

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the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain any such rights, franchises or privileges or to so qualify could not reasonably be expected to have a Material Adverse Effect.

(d) Audits. Such Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the Receivables of such Originator and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator’s financial condition or the Receivables of such Originator and the Related Security or such Originator’s performance under any of the Transaction Documents or such Originator’s performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters.

(e) Keeping and Marking of Records and Books.

(i) Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable) and the identification and segregation of Excluded Receivables. Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) Such Originator will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables of such Originator with a legend, acceptable to Buyer (or its assigns), describing Buyer’s ownership interests in the Receivables and further describing the Asset Portfolio of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the request of Buyer (or its assigns), (x) mark each Contract with a legend describing Buyer’s ownership interests in the Receivables of such Originator and further describing the Asset Portfolio of the Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

(f) Compliance with Contracts and Credit and Collection Policies. Such Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables of such Originator and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

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(g) Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables of such Originator and the Collections and (B) all of such Originator’s right, title and interest in the Related Security associated with the Receivables of such Originator, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

(h) Purchasers’ Reliance. Each Originator acknowledges that the Agent, the Purchaser Agents and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer’s identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502- 33(d) and 1.1552-1.

(i) Collections. Such Originator will cause (1) all ACH Receipts to be deposited immediately to a Collection Account and all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to such Originator or any Affiliate of such Originator, such Originator will remit such payments (or will cause all such payments to be remitted) directly to a Collection Bank for deposit into a Collection Account within one (1) Business Day following receipt thereof and, at all times prior to such remittance, such Originator will itself hold such payments or, if applicable, will cause such payments to be held, in trust for the exclusive benefit of Buyer and its assigns. Such Originator will transfer exclusive ownership, dominion and control (including “control” within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of each Lock-Box and Collection Account to Buyer and will not grant the right to take dominion and control or establish “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account at a future time or upon the occurrence of

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a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement. With respect to each Collection Account, such Originator shall take all steps necessary to ensure that Agent has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over each such Collection Account.

(j) Taxes. Such Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing. Such Originator will pay when due any taxes payable in connection with the Receivables of such Originator, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

(k) Insurance. Such Originator will maintain in effect, or cause - to be maintained in effect, at such Originator’s own expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgment. Buyer and the Agent, for the benefit of the Purchasers, shall be named as additional insureds with respect to all such liability insurance maintained by such Originator. Such Originator will pay, or cause to be paid, the premiums therefor and deliver to Buyer and the Agent evidence satisfactory to Buyer and the Agent of such insurance coverage. Copies of each policy shall be furnished to Buyer, the Agent and any Purchaser in certificated form upon Buyer’s, the Agent’s or such Purchaser’s request.

(l) Federal Assignment of Claims Act; Etc. If requested by the Buyer following the occurrence of an Amortization Event, prepare and make any filings under the Federal Assignment of Claims Act (or any other similar applicable law) with respect to Government Receivables, that are necessary or desirable in order for the Buyer to enforce such Government Receivable against the Obligor thereof.

(m) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Such Originator will cause policies and procedures to be maintained and enforced by or on behalf of such Originator that are designed to promote and achieve compliance by such Originator and each of its Subsidiaries, Affiliates and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

Section 4.2 Negative Covenants of the Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

(a) Name Change, Jurisdiction of Organization, Offices and Books of Account. Such Originator will not change its name, jurisdiction of organization, identity, corporate or other organizational structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate its chief executive office, principal place of business or any office where Records are kept unless it shall have: (i) given Buyer and the Agent at least forty-five (45) days’ prior written notice thereof and (ii) delivered to Buyer and the Agent all financing statements, instruments, opinions and other documents requested by Buyer or the Agent in connection with such change or relocation, in form and substance acceptable to the Agent.

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(b) Change in Payment Instructions to Obligors. Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(c) Modifications to Contracts and Credit and Collection Policy. Such Originator will not make any change to its Credit and Collection Policy that could adversely affect the collectibility of the Receivables of such Originator, or decrease the credit quality of any newly created Receivables of such Originator. Except as otherwise permitted in its capacity as sub-Servicer pursuant to Article VIII of the Purchase Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable or the Contract related thereto other than in accordance with such Originator’s Credit and Collection Policy.

(d) Sales, Liens. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable of such Originator or any Related Security or Collections, or upon or with respect to the Contract under which any Receivable of such Originator arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator. Such Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory the financing or lease of which gives rise to any Receivable of such Originator.

(e) [Reserved.]

(f) Accounting for Purchase. Such Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables of such Originator and the Related Security by such Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables of such Originator and the Related Security by such Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.

(g) Collections. Such Originator will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Collection Account, cash or cash proceeds other than Collections. Such Originator will not deposit or otherwise credit, or cause or permit to be so deposited or credited, any Collections or proceeds thereof to any lock-box account or to any other account not covered by a Collection Account Agreement.

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(h) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Such Originator will not, and shall procure that its respective Subsidiaries, Affiliates, directors, officers, employees and agents shall not use, the proceeds of any Purchase of Receivables (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti- Corruption Laws, Anti-Terrorism Laws or Sanctions.

(i) Evading and Avoiding. Such Originator will not engage in, or permit any of its Subsidiaries, Affiliates or any director, officer, employee, agent or other Person acting on behalf of such Originator or any of its Subsidiaries in any capacity in connection with or directly benefitting from the Agreement to engage in, or to conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

ARTICLE V

TERMINATION EVENTS

Section 5.1 Purchase Termination Events. The occurrence of any one or more of the following events shall constitute a “Purchase Termination Event”:

(a) Originator shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for seven (7) consecutive Business Days.

(b) Any representation, warranty, certification or statement made by any Originator in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made.

(c) Failure of any Originator to pay any Indebtedness when due in excess of $10,000,000; or the default by such Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of such Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d) (i) Any Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Originator or any of its Subsidiaries seeking to adjudicate it bankrupt

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or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, solely in the case of a proceeding instituted against (and not by) such Originator, such proceeding is not dismissed within 60 days; or (iii) any Originator or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this paragraph (d).

(e) A Change of Control shall occur.

(f) One or more final judgments for the payment of money in an amount in excess of $10,000,000, individually or in the aggregate, shall be entered against any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

Section 5.2 Remedies. Upon the occurrence and during the continuation of a Purchase Termination Event, Buyer may, with the prior written consent of the Agent, take any of the following actions: (i) declare the Purchase Termination Date to have occurred, whereupon the Purchase Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Originator; provided, however, that upon the occurrence of a Purchase Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to any Originator under the Federal Bankruptcy Code or under any other applicable bankruptcy, insolvency, arrangement, moratorium or similar laws of any other jurisdiction (foreign or domestic), the Purchase Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by each Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnities by the Originators. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns (and their respective Affiliates), officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement, or the use of proceeds of any Purchase hereunder, or the acquisition, funding or ownership either directly or indirectly, by Buyer of an interest in the Receivables, or any Receivable or any Contract or Related Security, or any action or inaction of such Originator, excluding, however:

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(x) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(y) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(z) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Asset Portfolio under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by, among other things, the Receivables, the Related Security and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Originator or limit the recourse of Buyer to any Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, each Originator shall indemnify Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Originator) relating to or resulting from:

(i) any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by such Originator pursuant hereto or thereto that shall have been false or incorrect when made or deemed made;

(ii) the failure by such Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

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(iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable of such Originator (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Receivables of such Originator at any time with other funds (including collections of Excluded Receivables);

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase, the ownership of the Receivables of such Originator or any other investigation, litigation or proceeding relating to such Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable of such Originator as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) any Purchase Termination Event described in Section 5.1(d);

(x) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables of such Originator and the Collections, and all of such Originator’s right, title and interest in the Related Security associated with the Receivables of such Originator, in each case, free and clear of any Adverse Claim;

(xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable of such Originator and the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

(xii) any action or omission by such Originator which reduces or impairs the rights of Buyer with respect to any Receivable of such Originator or the value of any such Receivable;

(xiii) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action; and

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(xiv) the failure of any Receivable of such Originator included in the calculation of the Net Portfolio Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Section 6.2 Other Costs and Expenses. Each Originator shall be jointly and severally liable for, and shall reimburse Buyer on demand for, all costs and out-of- pocket expenses in connection with the preparation, negotiation, arrangement, execution, delivery, enforcement and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Each Originator shall reimburse Buyer on demand for any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses, in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Purchase Termination Event.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Waivers and Amendments.

(a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator, the Buyer, the Agent and the Required Purchasers.

Section 7.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.2.

Section 7.3 Protection of Ownership Interests of Buyer.

(a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Asset Portfolio transferred pursuant to the

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Purchase Agreement, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. Without limiting the foregoing, each Originator will, upon the request of Buyer (or its assigns), file such financing or continuation statements, or amendments thereto or assignments thereof, and execute and file such other instruments and documents, that may be necessary or desirable, or that Buyer (or its assigns) may reasonably request, to perfect, protect or evidence such interest of Buyer (or such Asset Portfolio). At any time, Buyer may, at the applicable Originator’s sole cost and expense, direct such Originator to notify the Obligors of Receivables of such Originator of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

(b) If any Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by the Originators as provided in Section 6.2. Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole and absolute discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (i) to authorize and/or execute on behalf of such Originator as debtor and to file financing or continuation statements (and amendments thereto and assignments thereof) necessary or desirable in Buyer’s (or its assigns’) sole and absolute discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole and absolute discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Receivables. This appointment is coupled with an interest and is irrevocable. The authorization by each Originator set forth in the second sentence of this Section 7.3(b) is intended to meet all requirements for authorization by a debtor under Article 9 of any applicable enactment of the UCC, including without limitation, Section 9-509 thereof.

Section 7.4 Confidentiality.

(a) Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent, each Purchaser Agent and each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Originator and its officers and employees may disclose such information to such Originator’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b) Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Purchaser Agents, the Financial Institutions or the Conduits by each other, (ii) by Buyer, the Agent, the Purchaser Agents or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent, any Purchaser Agent or any Purchaser to any rating agency, Funding Source, Commercial Paper dealer or provider of a surety, guaranty or

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credit or liquidity enhancement to any Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which MUFG Bank, Ltd. or any Purchaser Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of, and agrees to maintain the confidential nature of, such information, In addition, the Purchasers, the Purchaser Agents and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to each Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Agent, each Purchaser Agent and each Purchaser, (ii) to any prospective or actual assignee or participant of the Agent, any Purchaser Agent or any Purchaser, (iii) to any rating agency, Funding Source or provider of a surety, guaranty or credit or liquidity enhancement to any Conduit, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

Section 7.5 Bankruptcy Petition. (a) Each Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Funding Source that is a special purpose bankruptcy remote entity or of any Conduit or any Financial Institution, it will not institute against, or join any other Person in instituting against, any such entity or the Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b) Each Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 7.6 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Conduit, the Agent, any Purchaser Agent, any Funding Source or any Financial Institution, no claim may be made by any Originator or any other Person against the Conduit, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other

RECEIVABLES SALE AGREEMENT

theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 7.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF AGENT OR ANY PURCHASER IN THE ASSET PORTFOLIO IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

Section 7.8 CONSENT TO JURISDICTION. EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK CITY, NEW YORK.

Section 7.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.10 Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

RECEIVABLES SALE AGREEMENT

(b) This Agreement shall be binding upon and inure to the benefit of each Originator and Buyer, and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Originator. Without limiting the foregoing, each Originator acknowledges that Buyer, pursuant to the Purchase Agreement, may assign to the Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Each Originator agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and each Originator agrees to cooperate fully with the Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms, provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by the Originators pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

Section 7.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 7.12 Subordination. Each Originator shall have the right to receive, and Buyer shall make, any and all payments relating to any indebtedness, obligation or claim such Originator may from time to time hold or otherwise have against Buyer or any assets or properties of Buyer, whether arising hereunder or otherwise existing, provided that, after giving effect to any such payment, the aggregate Outstanding Balance of Receivables owned by Buyer at such time exceeds the sum of (a) the Aggregate Unpaids under the Purchase Agreement, plus (b) the aggregate outstanding principal balance of the Subordinated Loans. Each Originator hereby agrees that at any time during which the condition set forth in the proviso of the immediately preceding sentence shall not be satisfied, such Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of Buyer owing to the Agent, any Purchaser Agent or any Purchaser under the Purchase Agreement.

(Signature Page Follows)

RECEIVABLES SALE AGREEMENT

IN WITNESS WHEREOF. the parties hereto have caused this Agreement to he executed and delivered by their duly authorized officers as of the date hereof.

PATTERSON VETERINARY SUPPLY, INC.

By:	/s/ Donald J. Zurbay
Name: Donald J. Zurbay
Title: Vice President and Treasurer

Address:	1031 Mendota Heights Road
St. Paul, MN 55120

Attn:	Treasurer
Facsimile: (651) 686-8984

PDC FUNDING COMPANY IV, LLC

By:	/s/ Donald J. Zurbay
Name:	Donald J. Zurbay
Title: Chief Financial Officer

Address:	1031 Mendota Heights Road
St. Paul, MN 55120

Attn:	Chief Financial Officer
Facsimile: (651) 686-8984

S-1

RECEIVABLES SALE AGREEMENT

Exhibit I

Definitions

As used in this Agreement and the Exhibits thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in this Agreement, or any Exhibit thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

“Agent” has the meaning set forth in the Preliminary Statements to this Agreement.

“Agreement” means this Receivables Sale Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Cut-Off Date” means December 21, 2019.

“Default Fee” means a per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of this Agreement.

“Discount Factor” means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables of any Originator after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables of such Originator and the cost to Buyer of financing its investment in such Receivables during such period and (ii) the risk of nonpayment by the Obligors. The Originator of such Receivables and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Fiscal Month, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Fiscal Month during which such Originator and Buyer agree to make such change.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Originator and its Subsidiaries, (ii) the ability of any Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any Originator’s, Buyer’s, the Agent’s or any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

RECEIVABLES SALE AGREEMENT

“Net Worth” means, as of any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the Aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

“Originator” has the meaning set forth in the preamble to this Agreement.

“Potential Purchase Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Purchase Termination Event.

“Purchase” means either (i) a purchase of Receivables pursuant to Section 1.1(a) of this Agreement by Buyer from any Originator of such Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith or (ii) a contribution of Receivables and the Related Security and Collections related thereto pursuant to Section 1.1(a) of this Agreement by PVSI to Buyer.

“Purchase Agreement” has the meaning set forth in the Preliminary Statements to this Agreement.

“Purchase Date” means (i) the Closing Date and (ii) each Business Day thereafter that any Receivable is generated.

“Purchase Price” means, with respect to any Purchase from any Originator hereunder, the aggregate price to be paid by Buyer to such Originator for such Purchase in accordance with Section 1.2 for the Receivables of such Originator, Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable to such Originator in accordance with Section 1.3.

“Purchase Price Credit” has the meaning set forth in Section 1.3.

“Purchase Termination Date” means the earliest to occur of (i) the Facility Termination Date, (ii) the Business Day immediately prior to the occurrence of a Purchase Termination Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to Originator and the Agent following the occurrence of any other Purchase Termination Event, which date shall be no earlier than 5 Business Days after the date of such written notice and (iv) the date which is 5 Business Days after Buyer’s and the Agent’s receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

“Purchase Termination Event” has the meaning set forth in Section 5.1 of the Agreement.

Exh. I-2

RECEIVABLES SALE AGREEMENT

“Related Security” means, with respect to any Receivable of any Originator:

(i) all of such Originator’s interest in the Related Goods or other inventory and goods (including returned or repossessed inventory or goods), if any, the sale, licensing or financing of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, letters of credit, insurance, “supporting obligations” (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Receivable,

(v) all Records related to such Receivable,

(vi) all of such Originator’s right, title and interest in each Lock-Box and each Collection Account, and any and all agreements related thereto,

(vii) all Collections in respect thereof, and

(viii) all proceeds of such Receivable and any of the foregoing.

“Required Capital Amount” means, as of any date of determination, an amount equal to the product of (i) greater of (a) the Loss Reserve Floor and (b) the Dynamic Loss Reserve Percentage, multiplied by (ii) the Net Portfolio Balance as of such date.

“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

“Subordinated Loan” has the meaning set forth in Section 1.2(a).

“Subordinated Note” means a promissory note in substantially the form of Exhibit III hereto as more fully described in Section 1.2, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Exh. I-3

RECEIVABLES SALE AGREEMENT

EXHIBIT II

Places of Business of the Originators;

Locations of Records;

Federal Employer Identification Number(s)

On file with Agent.

Exh. II-1

RECEIVABLES SALE AGREEMENT

EXHIBIT III

Form of Subordinated Note

SUBORDINATED NOTE

[    ], 20[    ]

1. Note. FOR VALUE RECEIVED, the undersigned, PDC Funding Company IV, LLC, a Minnesota limited liability company (“SPV”), hereby unconditionally promises to pay to the order of [name of Originator] (“Originator”), in lawful money of the United States of America and in immediately available funds, on the date following the Purchase Termination Date that is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to SPV all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of January 15, 2020, among Originator, the other originators named therein and SPV (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

2. Interest. Subject to the Subordination Provisions (as defined below), SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Prime Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Prime Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment (including the date of any prepayment). Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

3. Principal Payments. Subject to the Subordination Provisions, Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

Exh. III-1

RECEIVABLES SALE AGREEMENT

4. Subordination Provisions.

(i) The subordination provisions contained in this Section 4 (the “Subordination Provisions”) are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Purchase Agreement. Subject to the Subordination Provisions, Originator shall have the right to receive, and SPV shall make, any and all payments relating to the loans made under this Subordinated Note and each other Subordinated Note (the “Junior Claims”). Originator hereby agrees that Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of SPV owing to the Agent or any Purchaser under that certain Receivables Purchase Agreement dated as of January 15, 2020, by and among SPV, the Servicer (as defined therein), various “Purchasers” from time to time party thereto, and MUFG Bank, Ltd., as the “Agent” (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). Until the date on which all “Capital” outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the “Fee Letter” referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, Originator shall not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds or other distribution of any kind or character from SPV or from any other source whatsoever, in respect of Junior Claims, other than as expressly permitted by the terms of this Subordinated Note, be received by Originator in violation of this Section 4, Originator agrees that such payment or other distribution shall be received in trust for the Senior Claimants and shall immediately be turned over in cash by the Originator to Agent (for the benefit of the Senior Claimants) until the Senior Claim have been indefeasibly paid and performed in full and in cash. All payments and distributions received by Agent in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by Agent (for the benefit of the Senior Claimants) first, to the payment of any and all expenses (including, without limitation, attorneys’ fees and other legal expenses) paid or incurred by Agent or the Senior Claimants in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Claims, and second, any balance thereof shall, solely as between any originator (including Originator hereunder) and the Senior Claimants, be applied by Agent toward the payment of the Senior Claim in a manner determined by Agent to be in accordance with the Receivables Purchase Agreement; but as between SPV and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Claims.

(ii) SPV covenants and agrees, and Originator, by its acceptance of this Subordinated Note, likewise covenants and agrees, in each case, for the benefit of the other and for the benefit of the Senior Claimants as follows:

(A) No payment or other distribution of SPV’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note, except to the extent such payment or other distribution is (i) permitted under the Purchase Agreement, (ii) made at a time when no Amortization Event has occurred and is continuing and (iii) made at a time on which the Net Portfolio Balance exceeds the sum of (x) the Aggregate Capital at such time, plus (y) the Required Reserves at such time.

Exh. III-2

RECEIVABLES SALE AGREEMENT

(B) These Subordination Provisions are intended solely for the purpose of defining the relative rights of Originator, on the one hand, and the Senior Claimants, on the other hand. Nothing contained in the Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between SPV, its creditors (other than the Senior Claimants) and Originator, SPV’s obligation, which is unconditional and absolute, to pay the Junior Claims as and when the same shall become due in accordance with the terms hereof and of the Sale Agreement or to affect the relative rights of Originator and creditors of SPV (other than the Senior Claimants).

(C) Originator shall not, until the Senior Claim has been indefeasibly paid and performed in full and in cash: (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of SPV, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Claims, the Junior Claims, or any rights in respect thereof or (ii) convert the Junior Claims into an equity interest in SPV, unless, in the case of each of clauses (i) and (ii) above, Originator shall have received the prior written consent of Agent in each case.

(D) Originator shall not, without the advance written consent of Agent, institute against, or join any other Person in instituting against, SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States until at least one year and one day shall have passed since the Senior Claim shall have been indefeasibly paid and performed in full and in cash.

(E) If, at any time, any payment (in whole or in part) made with respect to any Senior Claims is rescinded or must be restored or returned by a Senior Claimant (whether in connection with any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

(F) Each of the Senior Claimants may, from time to time, at its sole discretion, without notice or demand to Originator, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property securing any of the Senior Claim pursuant to, and to the extent set forth in, the Transaction Documents; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Claims; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Claims, or release or compromise any obligation of any nature with respect to any of the Senior Claim in accordance with the Transaction Documents; (iv) amend, supplement, or otherwise modify any Transaction Document in accordance with the terms thereof; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Claims, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

Exh. III-3

RECEIVABLES SALE AGREEMENT

(G) Originator agrees that its Junior Claims hereunder shall be pari passu with all other Junior Claims.

(H) These Subordination Provisions constitute a continuing offer from SPV to all Persons who become the holders of, or who continue to hold, Senior Claims; and these Subordination Provisions are made for the benefit of the Senior Claimants, and Agent may proceed to enforce such provisions on behalf of each of such Persons.

5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall first have been indefeasibly paid and performed in full and in cash for all amounts due or to become due on or in respect of the Aggregate Capital and the Senior Claim (including “CP Costs” and “Financial Institution Yield” as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Financial Institution Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment with respect to the Junior Claim, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness with respect to the Junior Claim, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied. Originator hereby irrevocably agrees that Agent, in the name of Originator or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such proceeding with respect to any and all claims of Originator relating to the Junior Claim, in each case until the Senior Claim shall have been indefeasibly paid and performed in full and in cash.

6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

7. GOVERNING LAW. THIS SUBORDINATED NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

(Remainder of Page Intentionally Left Blank)

Exh. III-4

RECEIVABLES SALE AGREEMENT

9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Agent, and any such attempted transfer shall be void.

[Signature Page follows]

Exh. III-5

RECEIVABLES SALE AGREEMENT

PDC FUNDING COMPANY IV, LLC

By:
Title:

Exh. III-6

RECEIVABLES SALE AGREEMENT

Schedule

to

SUBORDINATED NOTE

SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by

Exh. III-7